Exhibit 21

                          Name of Subsidiary Ownership

           Name of Subsidiary                              Ownership
           ----------------------------------------------  ---------
           CCI Southeast, LLC ("CCISE")                    100.00%
           AARD-Belle Creek, LLC (Belle Creek")            100.00%
           CCI Corona, LLC ("CCI Corona")                  100.00%
           Eagle Palm I, LLC ("Eagle")                     100.00%
           AARD-Greeley-Lot 3, LLC ("Greeley")             100.00%
           Riverdale Carwash Lot 3A, LLC ("Riverdale")     100.00%
           Cross Country Properties II, LLC ("CCPII")       80.00%
           AARD-Stonegate, LLC ("Stonegate")                51.00%
           AARD-Charmar-Olive Branch, LLC ("Olive Branch")  51.00%
           AARD-Cypress Sound, LLC ("Cypress Sound")        51.00%
           AARD-TSD-CSK Firestone, LLC ("Firestone")        51.00%
           South Glen Eagles Drive, LLC("West Valley")      51.00%
           119th and Ridgeview, LLC ("Ridgeview")           51.00%
           53rd and Baseline, LLC ("Baseline")              51.00%
           Hwy 278 and Hwy 170, LLC ("Bluffton")            51.00%
           State and 130th, LLC ("American Fork")           51.00%
           L-S Corona Pointe, LLC ("L-S Corona")            50.01%
           Cross Country Properties III, LLC ("CCPIII")     50.00%
           Across America Real Estate Exchange, Inc.       100.00%
           Across America Financial Services, Inc.         100.00%